Exhibit 10.1(b)

NINETEENTH AMENDMENT TO WAREHOUSING

CREDIT AND SECURITY AGREEMENT

This Nineteenth Amendment to Warehousing Credit and Security Agreement (“Amendment”) is dated as of June 21, 2004 by NLC Financial Services, LLC, a Delaware limited liability company (“Parent”) and First NLC Financial Services, LLC, a Florida limited liability company (“First NLC LLC” and together with Parent, the “Existing Borrowers” and each is an “Existing Borrower”), First NLC Financial Services, Inc., a Delaware corporation, (the “Joining Borrower” and collectively with Existing Borrowers, the “Company”), and Washington Mutual Bank, FA (“Lender”).

BACKGROUND

A. Existing Borrowers and Lender are parties to a certain Warehousing Credit and Security Agreement dated as of February 4, 2000 (has been and may hereafter be amended or modified from time to time, the “Loan Agreement”) and related agreements, instruments and documents (collectively, with the Loan Agreement and has been and may hereafter be amended or modified from time to time, the “Existing Loan Documents”). Capitalized terms used but not otherwise defined in this Amendment shall have the meanings respectively ascribed to them in the Loan Agreement.

B. Existing Borrowers have informed Lender that Parent organized, and owns directly, 100% of the capital stock of, Joining Borrower.

C. Existing Borrowers have informed Lender that Parent intends to merge with and into Joining Borrower with Joining Borrower being the surviving entity (“Merger”) pursuant to the terms and conditions of that certain Agreement of Merger to be entered into by and between Parent and Joining Borrower (together with all documents, agreements and instruments executed in connection therewith, and exhibits thereto, the “Merger Documents”).

D. Existing Borrowers have informed Lender that contemporaneously with or immediately prior to the consummation of the Merger, the members of Parent will receive a cash distribution from Parent (“Distribution”).

E. Existing Borrowers have informed Lender that following the Merger, Joining Borrower intends to complete an initial public offering and become a publicly traded corporation (“IPO”).

F. Company has requested that Lender join in Joining Borrower as a joint and several co-borrower under the Loan Agreement, consent to the Merger, Distribution and IPO and amend the Loan Agreement in certain respects, all on the terms and conditions set forth herein.

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby promise and agree as follows:

1. Joinder.

(a) Upon the effectiveness of this Amendment, Joining Borrower joins in as, assumes the obligations and liabilities of, adopts the obligations, liabilities and role of, and becomes, a borrower under the Existing Loan Documents. All references to Company contained in the Existing Loan Documents are hereby deemed for all purposes to also refer to and include Joining Borrower as Company and Joining Borrower hereby agrees to comply with all terms and conditions of the Existing Loan Documents as if Joining Borrower were an original signatory thereto.

(b) Without limiting the generality of the provisions of subparagraph (a) above, Joining Borrower hereby becomes liable, on a joint and several basis, along with all other borrowers and obligors, for all Obligations, including, without limitation, all existing and future loans and other liabilities and obligations incurred at any time by Company under the Existing Loan Documents, as amended hereby or as may be hereafter amended, modified, supplemented or replaced.

2. Consents.

(a) Notwithstanding anything to the contrary contained in the Loan Agreement, (including without limitation, any Representations and Warranty provisions, Affirmative Covenants, Negative Covenants, and Default and Remedy provisions), Parent and Joining Borrower shall be permitted to consummate the Merger so long as:

(i) the Merger is consummated in the manner set forth in the Merger Documents;

(ii) Company shall have delivered to Lender true and correct copies of the final executed Merger Documents, all of which shall be in full force and effect and constitute the valid and binding obligation of the parties thereto, enforceable in accordance with their respective terms;

(iii) no Event of Default or Default has occurred immediately prior to or after the consummation of the Merger; and

(iv) the Merger occurs on or before June 24, 2004.

(b) Notwithstanding anything to the contrary contained in the Loan Agreement, (including without limitation, any Representations and Warranty provisions, Affirmative Covenants, Negative Covenants, and Default and Remedy provisions) Parent and Joining Borrower shall be permitted to make the Distribution so long as:

(i) the amount of such Distribution does not exceed $20,000,000;

(ii) such Distribution shall be paid by Parent directly to Lender, in its capacity as the “Bank” under the Cash Account Agreement (as defined herein) to be held until the consummation of the IPO; provided, however, if the IPO has not been consummated on or before the fifth day after the Distribution, unless there is an Event of Default, (“IPO Termination Date”) such funds shall be returned to Company;

(iii) no Event of Default or Default has occurred immediately prior to or after making the Distribution; and

(iv) the Distribution is made on or before June 24, 2004.

(c) Notwithstanding anything to the contrary contained in the Loan Agreement, (including without limitation, any Representations and Warranty provisions, Affirmative Covenants, Negative Covenants, and Default and Remedy provisions) Joining Borrower shall be permitted to complete the closing of the IPO so long as:

(i) The IPO is conducted under and in accordance and in compliance with the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission and all other federal and state securities laws;

(ii) No Event of Default or Default has occurred immediately prior to or after consummation of the IPO; and

(iii) The IPO is consummated on or before the IPO Termination Date.

(d) Notwithstanding anything to the contrary in the Existing Loan Documents, Lender and Company hereby agree that the occurrence of the Merger, the Distribution of funds pursuant to the Cash Account Agreement and the IPO will not, by themselves, constitute a Material Adverse Effect, Default or Event of Default under the Loan Agreement.

3. Effectiveness Conditions. This Amendment shall be effective upon the completion of the following conditions precedent (all agreements, documents and instruments to be in form and substance satisfactory to Lender and Lender’s counsel):

(a) Execution and delivery by Company of this Amendment to Lender;

(b) Execution and delivery by Company of an Amended and Restated Promissory Note in the original principal amount of $84,000,000 (“Note”);

(c) Execution and delivery by Sun Mortgage Partners, LP, Neal Henschel, Jeffrey Henschel, Andrew Henschel and Benjamin Henschel (the “Individual Guarantors”) of the Limited Guaranty;

(d) Execution and delivery by Goldman Sachs Mortgage Company (“GS”), Credit Suisse First Boston, Mortgage Capital, LLC, (“CSFB”), Lender (both in its capacity as Lender and in its capacity as the Bank, as defined in the Cash Account Agreement) and Individual Guarantors of the Cash Account Control Agreement (“Cash Account Agreement”);

(e) Execution and delivery by GS and CSFB of the Intercreditor Agreement;

(f) Delivery by Company of certified copies of resolutions of Joining Borrower’s board of directors, authorizing the execution of this Amendment and the Note and each document required to be delivered by any Section hereof;

(g) Delivery by Company of Joining Borrower’s state certified certificate of incorporation and by-laws, certified by the secretary of each Joining Borrower;

(h) No Default or Event of Default shall have occurred and be continuing under the Loan Agreement;

(i) Delivery of Uniform Commercial Code financing statement, judgment and state and federal tax lien searches against Joining Borrower showing no liens on any of the Collateral;

(j) Delivery by Company of an opinion letter from Company’s counsel regarding such matters as Lender may require in its sole but reasonable discretion;

(k) Delivery by Company of payoff letters and releases from all persons having a security interest or other interest in the Collateral, together with all UCC-3 termination or partial releases or mortgage satisfactions necessary to terminate each such person’s interests in the Collateral;

(l) Delivery by Company of an amended disclosure schedules to the Loan Agreement;

(m) Delivery by Company for Joining Borrower of copies of insurance policies or certificates of insurance on an Acord 27 form evidencing liability and casualty insurance meeting the requirements set forth in the Existing Loan Documents, including, without limitation, naming Lender as lender’s loss payee (as to property and casualty coverage) and as additional insured (as to liability coverage);

(n) Payment by Company of any and all costs, fees and expenses of Lender (including attorneys’ fee) in connection with this Amendment and the transaction contemplated hereby); and

(o) Execution and/or delivery of all other agreements, instruments and documents requested by Lender to effectuate and implement the terms hereof and the Existing Loan Documents.

4. Representations and Warranties. Company represents and warrants to Lender that:

(a) All warranties and representations made to Lender under the Loan Agreement and the Existing Loan Documents are true and correct as to the date hereof.

(b) The execution and delivery by Company of this Amendment and the Note and the performance by each of them of the transactions herein contemplated (i) are and will be within such party’s powers, (ii) have been authorized by all necessary organizational action, and (iii) are not and will not be in contravention of any order of any court or other agency of government, of law or any other indenture, agreement or undertaking to which Company, or any of them, is a party or by which the property of Company, or any of them, is bound, or be in conflict with, result in a breach of, or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or undertaking or result in the imposition of any lien, charge or encumbrance of any nature on any of the properties of Company, or any of them.

(c) This Amendment, the Note and any assignment, instrument, document, or agreement executed and delivered in connection herewith, will be valid, binding and enforceable in accordance with its respective terms.

(d) No Event of Default or Default has occurred under the Loan Agreement or any of the other Existing Loan Documents.

5. Business Operations. Company hereby agrees to continue to operate its business and operations in a manner consistent with its past business practice, continue to meet the standards generally observed by prudent finance companies and conform to its policies as have been previously disclosed to Lender in writing.

6. Representations and Release of Claims. Except as otherwise specified herein, the terms and provisions hereof shall in no manner impair, limit, restrict or otherwise affect the obligations of Company or any third party to Lender as evidenced by the Existing Loan Documents. Company hereby acknowledges, agrees, and represents that (a) there are no claims or offsets against, or defenses or counterclaims to, the terms or provisions of the Existing Loan Documents, and the other obligations created or evidenced by the Existing Loan Documents; (c) Company has no claims, offsets, defenses or counterclaims arising from any of Lender’s acts or omissions with respect to the Existing Loan Documents, or Lender’s performance under the Existing Loan Documents; and (c) Company promises to pay to the order of Lender the indebtedness evidenced by the Note according to the terms thereof. In consideration of the modification of certain provisions of the Existing Loan Documents, all as herein provided, and the other benefits received by Company hereunder, Company hereby RELEASES, RELINQUISHES and forever DISCHARGES Lender, and its predecessors, successors, assigns, shareholders, principals, parents, subsidiaries, agents, officers, directors, employees, attorneys and representatives (collectively, the “Released Parties”), of and from any and all claims, demands, actions and causes of action of any and every kind or character, whether known or unknown, present or future, which Company has, or may have against Released Parties, arising out of or with respect to any and all transactions relating to the Loan Agreement, the Note, and the other Existing Loan Documents occurring prior to the date hereof, including any other loss, expense and/or detriment, of any kind or character, growing out of or in any way connected with or in any way resulting from the acts, actions or omissions of the Released Parties, and including any loss, cost or damage in connection with any breach of fiduciary duty, breach of any duty of fair dealing, breach of competence, breach of funding commitment, undue influence, duress, economic coercion, conflict of interest, negligence, bad faith, malpractice, violations of the Racketeer Influence and Corrupt Organizations Act, intentional or negligent infliction of emotional or mental distress, tortious interference with corporate governments or prospective business advantage, tortious interference with contractual relations, breach of contract, deceptive trade practices, libel, slander, conspiracy, the charging, contracting for, taking, reserving, collecting or receiving of interest in excess of the highest lawful rate applicable to the Existing Loan Documents (i.e., usury), any violations of federal or state law, any violations of federal or state banking rules, laws or regulations, including, but not limited to, any violations of Regulation B, Equal Credit Opportunity, bank tying act claims or any violation of federal antitrust acts.

7. Collateral. As security for the payment of the Company’s Obligations under the Loan Agreement, and satisfaction by Company of all covenants and undertakings contained in the Loan Agreement and the Existing Loan Documents, Existing Borrowers acknowledge Lender’s prior security interest and lien in and to all of the Collateral and Joining Borrower assigns and grants to Lender a continuing first priority lien in and to all of the Collateral, whether now owned or hereafter acquired or arising and wherever located.

8. Ratification of Existing Loan Documents. Except as expressly set forth herein, all of the terms and conditions of the Loan Agreement and Existing Loan Documents are hereby ratified and confirmed and continue unchanged and in full force and effect. All references to the Loan Agreement shall mean the Loan Agreement as modified by this Amendment.

9. Governing Law. Notwithstanding anything to the contrary contained in the Loan Agreement, this Amendment, the Loan Agreement and Existing Loan Documents, and the transactions contemplated hereunder and thereunder, shall be governed by, construed and enforced in accordance with the laws of the State of Texas, excluding its conflict of laws rules.

10. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same respective agreement. Signature by facsimile shall also bind the parties hereto.

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Dated the date and year first written above.

EXISTING BORROWERS:	FIRST NLC FINANCIAL SERVICES, LLC

	By:	/S/ JEFFREY M. HENSCHEL
	Name:	Jeffrey M. Henschel
Title:

NLC FINANCIAL SERVICES, LLC

	By:	/S/ JEFFREY M. HENSCHEL
	Name:	Jeffrey M. Henschel
Title:

JOINING BORROWER:	FIRST NLC FINANCIAL SERVICES, INC.

	By:	/S/ JEFFREY M. HENSCHEL
	Name:	Jeffrey M. Henschel
Title:

LENDER:	WASHINGTON MUTUAL BANK, FA

	By:	/S/ DOMINIC J. APRILE
	Name:	Dominic J. Aprile
	Title:	Vice President

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